Exhibit 5

                                                       September 23, 1998


The Dun & Bradstreet Corporation
One Diamond Hill Road
Murray Hill, New Jersey  07974


Ladies and Gentlemen:

              We have acted as counsel to The Dun & Bradstreet Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 4,000,000 shares of the Company's authorized and unissued common stock, par value $0.01 per share (the "Common Stock"), which may be purchased by or issued to employees in accordance with The Profit Participation Plan of the Dun & Bradstreet Corporation (the "Plan").

              We have examined copies of the Plan, the Registration Statement (including the exhibits thereto) and the related Summary Plan Description (the "SPD"). In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

              In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              We hereby advise you that in our opinion the shares of Common Stock issuable in accordance with the Plan, when duly issued as contemplated by the Registration Statement, the SPD and the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

              We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

              We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                            Very truly yours,

                            /s/SIMPSON THACHER & BARTLETT

                            SIMPSON THACHER & BARTLETT